UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                _______________

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 13, 2008

                                  Bluefly, Inc.
                                  -------------
             (Exact name of registrant as specified in its charter)

Delaware                       001-14498                  13-3612110
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(State or other jurisdiction   (Commission File Number)   (IRS Employer
of incorporation)                                         Identification Number)

42 West 39th Street, New York, New York                   10018
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(Address of principal executive offices)                  (Zip Code)

       Registrant's telephone number, including area code: (212) 944-8000
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       ___________________________________________________________________
         (Former name or former address, if changed since last report.)

       Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

       [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

                   Section 3 - Securities and Trading Markets
     Item 3.01. Notice of Listing or Failure to Satisfy a Continued Listing
                     Rule or Standard; Transfer of Listing.

       On February 13, 2008, the Company received a Nasdaq Staff Determination Letter indicating that its common stock had not regained compliance with the $1 minimum bid price continued listing requirement set forth in Marketplace Rule 4310(c)(4) during the 180-day extension period provided the Company in August 2007. Accordingly, the Nasdaq Staff has determined that the Company's common stock is subject to delisting from The Nasdaq Capital Market. The Company is entitled to request a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination, and intends to request such a hearing. The hearing will stay the delisting action pending the issuance of a final decision by the Panel. There can be no assurance the Panel will grant the Company's request for continued listing.

       The Company's stockholders have previously authorized the Board of Directors of the Company to effect a reverse stock split of the Company's common stock within certain approved ranges. The Board is currently considering whether to effect such a reverse stock split in an effort to regain compliance with the minimum bid price requirement. In order to regain compliance with the minimum bid price requirement, the Company's common stock would need to close at or above $1 for 10 consecutive business days following the reverse stock split. The Board of Directors has not yet determined whether it believes that a reverse stock split would be in the best interests of the Company's stockholders. To the extent that the Board determines to effect a reverse stock split, there can be no assurance that such reverse stock split will cause the Company to regain compliance for the minimum bid price requirement for the required period of time.

       The Company would have been entitled to an additional 180-day extension period had it met the initial listing criteria of the Nasdaq Capital Market (other than the minimum bid price requirement) as of the expiration of the initial 180-day period. For a majority of the initial 180-day period, the Company met these criteria and therefore expected that it would be granted the additional extension. However, due to the decrease in the price of the Company's common stock over the past few weeks, it did not meet the public float requirement of Nasdaq's initial listing criteria as of the determination date, and therefore was not granted the additional extension.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    BLUEFLY, INC.
                                                    (Registrant)

Date:  February 14, 2008                            By:/s/ Barry Erdos
                                                       -------------------------
                                                    Name:  Barry Erdos
                                                    Title: President and Chief
                                                           Operating Officer